Exhibit 23.2

June 12, 2023

United States Securities and Exchange Commission

Dear Sirs / Mesdames:

Re: Sekur Private Data Ltd. – Consent of Independent Accountants

We consent to the use in the prospectus constituting a part of this Registration Statement on Form F-1, as it may be amended, of our Independent Auditor’s Report dated May 1, 2023 relating to the audited consolidated financial statements of Sekur Private Data Ltd. for the years ended December 31, 2022 and 2021. We also consent to the reference to us under the caption “Experts” in the Prospectus.

Yours truly,

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia